                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
           --------------------------------------------------------

                            (Thousands of Dollars)

                                                                                      Twelve Months Ended
                                                                                   -------------------------
Line                                                                               December 31,    June 30,
 No.                                                                                   1993          1994
- ----                                                                               -------------   ---------
 1   Net income                                                                    $112,440        $  3,844
                                                                                   --------        --------

 2   Net provisions for income taxes and investment tax credits deferred
 3     charged to-
 4       Operations                                                                $ 65,827        $ 31,128
 5       Cumulative effect of change in accounting for income taxes                  (9,738)          -
 6       Other income                                                               (30,753)        (45,720)
                                                                                   --------        --------

 7                                                                                 $ 25,336        $(14,592)
                                                                                   --------        --------


 8   Fixed charges-
 9       Interest on debt                                                          $651,639        $630,494
10       Estimated interest component of nuclear fuel and
11         other lease payments, rentals and other interest                          49,021          54,985
12       Amortization of debt discount, premium and expense                          20,966          22,853
                                                                                   --------        --------

13                                                                                 $721,626        $708,332
                                                                                   --------        --------

14   Preferred and preference stock dividend requirements-
15       Provisions for preferred and preference stock dividends                   $ 66,052        $ 63,401
16       Taxes on income required to meet provisions for
17         preferred and preference stock dividends                                  43,596          41,863
                                                                                   --------        --------

18                                                                                 $109,648        $105,264
                                                                                   --------        --------

19   Fixed charges and preferred and preference stock
20     dividend requirements                                                       $831,274        $813,596
                                                                                   --------        --------

21   Earned for fixed charges and preferred and preference stock
22     dividend requirements                                                       $859,402        $697,584
                                                                                   --------        --------

23   Ratios of earnings to fixed charges (line 22 divided by line 13)                  1.19            0.98
                                                                                       ====            ====

24   Ratios of earnings to fixed charges and preferred and preference
25     stock dividend requirements (line 22 divided by line 20)                        1.03            0.86
                                                                                       ====            ====